PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


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/  / Preliminary Proxy Statement
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/  / Definitive Proxy Statement
/x / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

      MAXXAM Inc.
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(Name of Registrant as Specified In Its Charter)


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                            AN IMPORTANT MESSAGE
                        FROM YOUR BOARD OF DIRECTORS

                               April 11, 1997


Dear Fellow Stockholder:

     You may shortly receive proxy solicitation materials from a group of shareholders including the "As You Sow" foundation and the "Rose Foundation for Communities and the Environment." This dissident shareholder group has advised the Company that they own an aggregate of 150 shares of the Company's common stock and intends to ask for your support in their efforts to replace two of your Director nominees with two of their own nominees. Additionally, they intend to solicit your support for their shareholder resolution to, among other things, swap 60,000 acres of timberland in northern California owned by a subsidiary of your Company for an alleged "debt" related to the Company's former position as a minority stockholder in a federal savings and loan association. This proposal is inconsistent with your Company's historic agreement with the United States and the State of California entered into in September of 1996 which would preserve 7,500 acres of timberlands including the Headwaters Forest and fairly compensate your Company.

     For reasons we will outline in further detail in materials you will receive shortly, YOUR MANAGEMENT OPPOSES THIS DISSIDENT GROUP'S NOMINEES AND THEIR SHAREHOLDER RESOLUTION.

                        DO NOT VOTE ANY PROXY CARDS
                 UNTIL YOU HEAR MORE FROM YOUR MANAGEMENT!

     We urge you not to vote any proxy card sent to you by this dissident group. Please wait to hear more from your management. We appreciate your patience and support.

     In the meantime, if you have any questions, please call our proxy solicitor, Corporate Investor Communications, Inc. at:

                    1-800-346-7885 (Toll-free)
                    or Collect at:  201-896-1900

                              Very truly yours,

                              /s/ Byron L. Wade

                              Byron L. Wade
                              Secretary to the Board of Directors